UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 1, 2004

Date of Report (Date of earliest event reported)

VIRBAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24312 (Commission File Number)	43-1648680 (IRS Employer Identification No.)

3200 Meacham Boulevard Fort Worth, Texas (Address of Principal Executive Offices)	76137 (Zip Code)

(817) 831-5030

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	David G. Eller has been acting as President and Chief Executive Officer of Virbac Corporation on an interim basis since December 2003. Virbac Corporation announced Mr. Eller’s October 1, 2004 departure in a press release dated October 1, 2004, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

(c)	The Board of Directors of Virbac Corporation appointed Dr. Erik R. Martinez as the President and Chief Executive Officer of Virbac Corporation, effective October 1, 2004. Dr. Martinez, who is 47 years old, began his career with Virbac S.A., an affiliate of Virbac Corporation, in 1994 when he became General Manager of Virbac S.A.’s Mexican Operations. In 1997, Dr. Martinez was promoted to Regional Director for Latin America and in early 2003, he became the Area Director for Virbac S.A.’s Pacific Region where he had responsibility for all aspects of the Pacific Region’s business. Virbac Corporation did not enter into an employment agreement with Dr. Martinez in connection with his appointment as President and Chief Executive Officer. Virbac Corporation disclosed Dr. Martinez’s appointment as President and CEO in a press release, dated October 1, 2004, a copy of which is attached hereto as Exhibit 99.1.

ITEM 9.01.    Financial Statements And Exhibits

(c)	Exhibits.

                 99.1   Virbac Corporation Press Release, dated October 1, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRBAC CORPORATION
By:	/s/ Jean M. Nelson
	Name:	Jean M. Nelson
	Title:	Chief Financial Officer

Date: October 4, 2004